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Avaya to Sell the IT Professional Services Consulting Group of Avaya Government Solutions to Camber Corporation

Santa Clara, Calif. – February 18, 2014 – Avaya Inc., today announced that it has entered into a definitive agreement to sell the IT Professional Services (ITPS) consulting group of Avaya Government Solutions Inc. to Camber Corporation.
The IT Professional Services consulting group provides Federal government customers with full lifecycle support services from planning through implementation, operation, maintenance and security of mission-critical systems. Avaya Government Solutions Inc. is a subsidiary of Avaya.
Camber Corporation is a leading provider of consulting management services and solutions to the Department of Defense, Intelligence Community and International Partners.
The transaction will take the form of a sale by Avaya Inc. of the IT Professional Services consulting group of Avaya Government Solutions for an aggregate purchase price of $100 million. Upon the close of the transaction, Camber will assume the IT Professional Services consulting group’s employees, customers and contracts.
Avaya will retain the Federal product sales and services teams and customers with continued focus on delivering unified communications, collaboration, contact center and networking solutions to Federal, state and municipal governments. This organization will continue doing business with the U.S. government as Avaya Government Solutions.

The transaction is expected to close in the next 90 days, subject to the satisfaction of customary closing conditions, including the receipt of necessary regulatory approvals.
Stifel, Nicolaus & Company, Incorporated acted as the financial advisor to Avaya for the transaction.
Quotes
“This is a great cultural and capabilities match for the IT Professional Services consulting group, our employees and our customers. Like Avaya, Camber has a respected reputation for excellent performance. Together, we will enhance our abilities to support our customers’ missions and create growth opportunities for the combined business and our employees.”
Mike Paige, President, Avaya Government Solutions

“Avaya has always had a significant presence with Federal, state and local governments and we will continue to provide them with a complete, open stack of products and solutions. As the IT Professional Services consulting group and Camber come together, we believe that the expertise resulting from the combined entity will create many new opportunities in enterprise IT, software engineering and consulting services serving their markets.”
Pierre-Paul Allard, SVP of Sales and President, Field Operations, Avaya

“We at Camber are ready to welcome our new colleagues from Avaya Government Solutions upon the successful completion of the transaction, and look forward to building our business with the expertise that they bring to the table. Avaya and Camber will make every effort to ensure our new customers and employees have a seamless experience throughout the transition.”
Walter Batson, CEO, Camber Corporation

Tags: Avaya, Avaya Government Solutions, Camber Corporation, sale, acquisition, professional services, Federal, government, communications

About Avaya
Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information, please visit www.avaya.com.

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